EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10149 and 333-46514 of The Dial Corporation on Form S-8 of our report dated May 21, 2001, appearing in this Annual Report on Form 11-K of The Dial Corporation Capital Accumulation Plan for the year ended November 30, 2000.

\s\ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 21, 2001

12